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                                                                   EXHIBIT 5.0


HUGHES SUPPLY, INC. [LOGO]                            20 NORTH AVENUE--SUITE 200
                                                                   P.O. BOX 2273
                                                         ORLANDO, FL  32802-2273
                                                                  (407) 841-4795



                              December 30, 1996


Hughes Supply, Inc.
20 N. Orange Avenue
Suite 200
Orlando, Florida  32801

        Re:  Registration Statement on Form S-8

Gentlemen:

        I am general counsel of Hughes Supply, Inc., a Florida corporation (the "Company"). I am furnishing this opinion in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of 181,818 shares of its common stock, par value $1.00 per share (the "Common Stock"), to the Sunbelt Supply Co. Employee Stock Ownership Plan and Trust (the "Plan") in connection with that certain Acquisition Agreement dated December 30, 1996 by and among the Company, Sunbelt Supply Co., Larry A. Feld, Brent W. Scheps and the Plan.

        I have examined the Plan, copies of the Restated Articles of Incorporation and Bylaws of the Company, the Registration Statement, and such other corporate records and documents as I deemed necessary to form the basis of this opinion hereinafter expressed.

        In my examination of such material, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all copies submitted to me. As to questions of fact material to such opinion, I have relied upon statements of officers and representatives of the Company and others.

        Based on the foregoing, it is my opinion that the shares of Common Stock being registered will, when issued in accordance with the Plan, be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

        I hereby consent to the references to me in the Registration Statement as an attorney who will pass on the legal matters in connection with the offering and to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,




                                                  /s/ Benjamin P. Butterfield
                                                  ---------------------------
                                                  Benjamin P. Butterfield
                                                  General Counsel